SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

April 1, 2005

(Date of Report)

April 1, 2005

(Date of Earliest Event Reported)

Cal Bay International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation)	0-32892 (Commission File Number)	26-0021800 (IRS Employer I.D. No.)

P. O. Box 502548, San Diego, CA  92150-2548

 (Address of Principal Executive Offices)

858-243-2615

(Registrant's Telephone Number)

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events

Cal Bay announced today that it has initiated a stock buy back program for shares of its common stock.  Cal Bay will purchase, up to $100,000 of its stock on the open market.  The buy back program will commence immediately and terminate when the designated funds have been exhausted.  Cal Bay intends to comply with all appropriate regulations including Rule 10b-18 under the Securities Exchange Act of 1934.  Repurchased shares will be cancelled and returned to the authorized but unissued stock of Cal Bay.

Cal Bay will disclose in its periodic reports to be filed with the Securities and Exchange Commission, the number of shares purchased, the average price paid per share and the approximate dollar value of shares that may yet be purchased under this stock buy back program.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAL BAY INTERNATIONAL, INC.

DATE:  April 1, 2005

By: /s/ Roger Pawson

Roger Pawson

President and Chief Executive Officer

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